UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2008 (April 30, 2008)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders
     On April 29, 2008, the stockholders of Sterling Chemicals, Inc. (the “Company”) approved the adoption of the Second Amended and Restated Certificate of Incorporation of the Company (the “Amended Charter”), which was filed with the Secretary of State of the State of Delaware on April 30, 2008. Among other things, the Amended Charter provides that the holders of the Company’s common stock are not entitled to vote on charter amendments (including any preferred stock designation) that relate solely to the terms of one or more of the Company’s outstanding series of preferred stock. Under the Amended Charter, the general voting rights of the Company’s common stockholders, which previously entitled each common stockholder to one vote for each share, has been limited. Accordingly, in the future the Company’s common stockholders may not have the right to vote upon charter amendments or any preferred stock designation (to the extent that any such amendment relates solely to the terms of a series of preferred stock which holders of that series are entitled to vote upon) which they otherwise may have been entitled to but for the adoption of the Amended Charter.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

(d)	Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of Sterling Chemicals, Inc. (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed on April 15, 2008)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2008

STERLING CHEMICALS, INC.
By:	/s/ Richard K. Crump
Richard K. Crump
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Sterling Chemicals, Inc. (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A filed on April 15, 2008)